Exhibit 5.1

SIDLEY AUSTIN LLP 555 CALIFORNIA STREET SUITE 2000 SAN FRANCISCO, CA 94104 +1 415 772 1200 +1 415 772 7400 FAX AMERICA • ASIA PACIFIC • EUROPE

January 24, 2023

Pliant Therapeutics, Inc.

260 Littlefield Avenue

South San Francisco, California 94080

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Additional Registration Statement”) to be filed by Pliant Therapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), relating to an aggregate of $17,500,020 of shares of its Common Stock, $0.0001 par value per share, that may be sold by the Company, including pursuant to the exercise of the underwriters’ option to purchase additional shares under the Underwriting Agreement (as defined below)), (such shares of Common Stock are collectively referred to herein as the “Shares”). The Additional Registration Statement incorporates by reference the Registration Statement on Form S-3, File No. 333-257684, filed by the Company with the Commission under the Securities Act, as amended to the date hereof (as so amended, the “Original Registration Statement”). This opinion letter is in addition to our opinion letter that was filed as Exhibit 5.1 to the Original Registration Statement. The Shares are to be sold by the Company pursuant to an underwriting agreement dated January 24, 2023 (the “Underwriting Agreement”) among the Company and the Underwriters named therein.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Additional Registration Statement, the Original Registration Statement, the Underwriting Agreement, the Company’s amended and restated certificate of incorporation and the resolutions adopted by the board of directors of the Company and the transaction committee thereof established by such board relating to the Additional Registration Statement, the Original Registration Statement and the issuance of the shares of Common Stock, including the Shares, by the Company contemplated by the Original Registration Statement and the Additional Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity

Sidley Austin (CA) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The issuance and sale of 583,334 of the Shares covered by the Additional Registration Statement pursuant to the Underwriting Agreement have been duly authorized by the Company, and such Shares will be validly issued, fully paid and non-assessable when certificates representing such Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any such Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Shares to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof, in accordance with the Underwriting Agreement.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Additional Registration Statement and to all references to our Firm included in or made a part of the Additional Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP